EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Vector Group Ltd. of our report dated March 3, 2014 relating to the financial statements and financial statement schedule of Vector Tobacco Inc., which appears in Vector Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
December 24, 2014